FIRST AMENDMENT TO CREDIT AGREEMENT


           THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") is made and entered into as of the 9th day of September, 1998, by and among AMERISTAR CASINOS, INC., a Nevada corporation ("ACI"), CACTUS PETE'S, INC., a Nevada corporation ("CPI"), AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation ("ACVI"), AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation ("ACCBI") and AMERISTAR CASINO LAS VEGAS, INC., a Nevada corporation ("ACLVI" and together with ACI, CPI, ACVI and ACCBI, collectively referred to as the "Borrowers") and WELLS FARGO BANK, National Association, U.S. BANK NATIONAL ASSOCIATION, FIRST AMERICAN NATIONAL BANK, operating as, and successor in interest by merger to, DEPOSIT GUARANTY NATIONAL BANK, THE FIRST NATIONAL BANK OF CHICAGO, BANKERS TRUST COMPANY, FIRST NATIONAL BANK OF COMMERCE, TRUSTMARK NATIONAL BANK, IMPERIAL BANK, NORWEST BANK OF NEBRASKA, N.A. and FORT WAYNE NATIONAL BANK, as Lenders, and WELLS FARGO BANK, National Association, as Swingline Lender and as the administrative and collateral agent for the Lenders and Swingline Lender (herein in such capacity called the "Agent Bank" and, together with the Lenders and Swingline Lender, collectively referred to as the "Banks").

                      R_E_C_I_T_A_L_S:

          WHEREAS:

          A. Borrowers and Banks (Fort Wayne National Bank having acquired its respective Syndication Interest from Wells Fargo Bank, National Association by Assignment,
Assumption  and  Consent Agreement dated as  of  October  6,
1997) entered into a Credit Agreement dated as of July 8, 1997 (the "Existing Credit Agreement") for the purpose of establishing a reducing revolving line of credit in favor of Borrowers, to be funded by Lenders up to the maximum principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00), including a Swingline Facility to be funded by Swingline Lender up to the maximum amount of Five Million Dollars ($5,000,000.00) at any time outstanding.

           B. For the purpose of this First Amendment, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Credit Agreement and
      shall  be  deemed to incorporate that provision  as  a part hereof, in the same manner and with the same effect as if the same were fully set forth herein.

          C. Borrowers and Banks have agreed to the waiver and amendments to the Existing Credit Agreement on the terms and subject to the conditions and provisions set forth in this First Amendment.

           NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to the waiver, amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

           1. Definitions. As of the First Amendment Effective Date, Section 1.01 of the Existing Credit Agreement entitled "Definitions" shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

           "Applicable Margin" means for any Base Rate Loan or LIBOR Loan the applicable per annum percentage amount to be added to the Base Rate or the LIBO Rate, as the case may be, as set forth in the table below based on the Leverage Ratio of the Borrower Consolidation as of each Fiscal Quarter end, commencing with the end of the Fiscal Quarter ending June 30, 1998, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:

                                               LIBO
  Leverage Ratio                  Base Rate    Rate
                                  Margin       Margin

 Greater than 5.00 to 1.00         2.75%       4.00%

 Greater than 4.00 to 1.00         2.25%       3.5%
 but less than or equal to
 5.00 to 1.00

Greater than 3.00 to 1.00          1.75%       3.00%
but less than or equal
to 4.00 to 1.00

Greater than 2.0 to 1.0 but        1.25%       2.50%
less than or equal to
3.0 to 1.0

Greater than 1.00 to 1.0 but       0.75%       2.00%
less than or equal
to 2.0 to 1.00

Less than or equal                 0.25%       1.50%
 to 1.00 to 1.00

           "Availability Limit" shall mean: (i) for the period commencing on the Closing Date and until June 30, 1998, three and onequarter (3.25) times (x) EBITDA of the Borrower Consolidation determined as of the end of each Fiscal Quarter together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis as set forth on an Availability Limit Certificate and received by Agent Bank on each Availability Determination Date, and (ii) for the period commencing on July 1, 1998 and continuing until the Maturity Date, two and three-quarters (2.75) times (x) EBITDA of the Borrower Consolidation determined as of the end of each Fiscal Quarter together with the immediately preceding three
(3) Fiscal Quarters on a four (4) Fiscal Quarter basis as set forth on an Availability Limit Certificate and received by Agent Bank on each Availability Determination Date.

           "Credit Agreement" shall mean the Existing Credit Agreement as amended by the First Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

          "Existing Credit Agreement" shall have the meaning set forth in Recital Paragraph A of the Second Amendment.

           "First  Amendment" shall mean the First Amendment to Credit
Agreement.

           "First  Amendment Effective  Date" shall  mean June 30, 1998.

          2. Modification of Applicable Margin Matrix. As of the First Amendment Effective Date, the definition of Applicable Margin shall be modified as set forth in the definition of Applicable Margin contained in the First Amendment.

          3. Reduction of Availability Limit. As of July 1, 1998, the Availability Limit shall be reduced from 3.25 times (x) EBITDA to 2.75 times (x) EBITDA as set forth in the definition of Availability Limit contained in the First Amendment.

          4. Restatement of Capital Expenditures Covenant. As of the First Amendment Effective Date, Section 6.01 entitled
"Minimum Capital Expenditures", shall be and is hereby fully amended and restated in its entirety as follows:

                "Section  6.01. Capital Expenditures.
          During each Fiscal Year, commencing with  the
          Fiscal  Year commencing January  1,   1998,
          Borrowers shall make or cause to be made, Capital Expenditures to the Collateral Properties in a minimum aggregate amount equal to or greater than two percent (2%) of net revenues but in no event greater than a maximum aggregate amount equal to three percent (3%) of net revenues, exclusive of all amounts approved by Lenders as of the First Amendment Effective Date for Capital Expenditures to be made during the 1998 Fiscal Year, derived from the Collateral Properties by the Borrower Consolidation during the immediately preceding Fiscal Year. Commencing with the 1999 Fiscal Year and continuing until the Maturity Date, Borrowers shall make or cause to be made, Capital Expenditures to the Collateral Properties in a minimum aggregate amount equal to or greater than two percent (2%) of net revenues, but in no event greater than a maximum aggregate amount equal to five percent (5%) of net revenues, derived from the Collateral Properties by the Borrower Consolidation during the immediately preceding Fiscal Year."

          5.   One-Time Waiver of Minimum Tangible Net Worth
Violation. Banks shall and do hereby waive the violation of the minimum Tangible Net Worth covenant set forth in Section
6.02 of the Existing Credit Agreement, which violation occurred as of the Fiscal Quarter ended March 31, 1998. Borrowers acknowledge that the Banks are entitled to require strict compliance with
Section 6.02 of the Credit Agreement (as well as all other provisions of the Loan Documents) with respect to all other periods and at all times.

           6.   Restatement of Minimum Tangible Net Worth Covenant.
As of the First Amendment Effective Date, Section 6.02 of the Existing Credit Agreement entitled "Minimum Tangible Net Worth" shall be and is hereby fully amended and restated in its entirety as follows:

                "Section  6.02. Minimum Tangible Net Worth.   As
          of the Fiscal Quarter ended June 30, 1998, and as of each Fiscal Quarter thereafter occurring until Bank Facility Termination, the Borrower Consolidation shall maintain as of the last day of each Fiscal Quarter a Tangible Net Worth equal to or greater than the sum of (a) Fifty-Six Million Dollars ($56,000,000.00), plus (b) ninety percent (90%) of Net Income after taxes realized as of each Fiscal Quarter end occurring on and after September 30, 1998 (without reduction for any net losses), plus (c) ninety percent (90%) of the proceeds received in Cash or Cash Equivalents (net of reasonable expenses) of any and all additional Equity Offerings made after the Closing Date, other than proceeds of any Equity Offerings that are required to be paid to Rebeil or Magliarditi pursuant to the terms of the Gem Merger Agreement."

           7.   Restatement of Leverage Ratio Covenant.   As of
the First Amendment Effective Date, Section 6.03 of the Existing
Credit Agreement entitled "Leverage Ratio" shall be and is hereby fully amended and restated in its entirety as follows:

                  "Section 6.03. Leverage Ratio. Commencing as of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank
          Facilities Termination, the Borrower Consolidation shall maintain a Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

              Fiscal Quarter End          Leverage Ratio
              ------------------          --------------
          As of the Closing Date
          through the Fiscal Quarter
          ending March 31, 1998             5.00 to   1.00

          As of the Fiscal Quarter
          ending June 30, 1998              5.25 to   1.00

          As of the Fiscal Quarter
          ending September 30,1998
          through the Fiscal Quarter
          ending March 31, 1999             5.50 to   1.00

          As of the Fiscal Quarter
          ending June 30, 1999
          through the Fiscal Quarter
          ending September 30, 1999         5.25 to   1.00

          As of the Fiscal Quarter
          ending December 31, 1999          4.75 to   1.00

          As of the Fiscal Quarter
          ending  March 31, 2000
          through the Fiscal Quarter
          ending June 30, 2000              4.50 to   1.00

          As of the Fiscal Quarter
          ending September 30, 2000
          through the end of each
          Fiscal Quarter until the
          occurrence of the Maturity
          Date                              4.00 to   1.00"

           8.    Restatement of Gross Fixed Charge Coverage Ratio
Covenant. As of the First Amendment Effective Date, Section 6.04 entitled "Gross Fixed Charge Coverage Ratio" shall be and is hereby fully amended and restated in its entirety as follows:

                "Section 6.04. Gross Fixed Charge Coverage Ratio. Commencing as of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain a Gross Fixed Charge Coverage Ratio no less than the ratios described herein below to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

          As of the Closing Date
          through the Fiscal Quarter
          ending March 31, 1998             1.50 to 1.00

          As of the Fiscal Quarter
          ending June 30,1998
          through the Fiscal Quarter
          ending September 30, 1999         1.25 to 1.00

          As of the Fiscal Quarter
          ending December 31, 1999
          through the end of each
          Fiscal Quarter until the
          occurrence of the Maturity Date   1.50 to 1.00"


          9.    Addition of Section 6.15 entitled "No Additional
Secured Indebtedness".  As of the First Amendment Effective Date,
Section 6.16 shall be added to the Credit Agreement as follows:

                "Section 6.16. No Additional Secured Indebtedness. Notwithstanding herein contained or contained in Section
          6.08(c) of the Credit Agreement to the contrary, on and after the First Amendment Effective Date, Borrower shall not incur any additional Indebtedness secured by any Lien encumbering all or any portion of the Collateral, exclusive, however, of secured purchase money Indebtedness permitted under Section 6.08(c) of the Credit Agreement which was incurred and outstanding as of the First Amendment Effective Date."

           10.   Conditions Precedent to Effectiveness of First
Amendment. The First Amendment shall become effective as of the date hereof upon receipt by Agent Bank of the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below:

                 a. Due execution by Borrowers and Banks of twelve (12) duplicate originals of this First Amendment;

                 b. Corporate resolutions or other evidence of requisite authority of Borrowers to execute the First Amendment;

                 c. Reimbursement to Agent Bank by Borrowers for all reasonable fees and out-of pocket expenses incurred by Agent Bank in connection with the First Amendment, including, but not limited to, reasonable attorneys' fees of Henderson & Morgan, LLC; and

                 d. Such other documents, instruments or conditions as may be reasonably required by Lenders.

           11. Representations of Borrowers. Borrowers hereby represent to the Banks that as of the date hereof:
                 a.    the representations and warranties contained in
Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the date hereof in all material respects as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank;

                 b. Since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

                 c. no event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

                 d. The execution, delivery and performance of this First Amendment has been duly authorized by all necessary action of Borrowers and this First Amendment constitutes a valid, binding and enforceable obligation of Borrowers.

           12. Incorporation by Reference. This First Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

           13. Governing Law. This First Amendment shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

           14. Counterparts. This First Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

           15. Continuance of Terms and Provisions. All of the terms and provisions of the Existing Credit Agreement shall remain unchanged except as specifically modified herein.

           IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.




                                BORROWERS:

                                AMERISTAR CASINOS, INC.,
                                a Nevada corporation

                                By /s/Thomas Steinbauer
                                Thomas Steinbauer,
                                Senior Vice President


                                CACTUS PETE'S, INC.,
                                a Nevada corporation

                                By /s/Thomas Steinbauer,
                                Thomas Steinbauer,
                                Vice President


                                AMERISTAR CASINO VICKSBURG,
                                INC., a Mississippi
                                corporation

                                By /s/Thomas Steinbauer
                                Thomas Steinbauer,
                                Vice President


                                AMERISTAR CASINO COUNCIL
                                BLUFFS, INC., an Iowa
                                Corporation

                                By /s/Thomas Steinbauer
                                Thomas Steinbauer,
                                Vice President


                                AMERISTAR CASINO LAS VEGAS,
                                INC., a Nevada corporation

                                By /s/Thomas Steinbauer
                                Thomas Steinbauer,
                                Vice President



                                BANKS:

                                WELLS FARGO BANK,
                                National Association,
                                Agent Bank, Lender and
                                Swingline Lender


                                By /s/Casey Potter
                                Casey Potter,
                                Vice President



                                U.S. BANK,
                                Lender

                                By /s/Jack W. Prescott
                                Jack W. Prescott
                                Vice President



                                FIRST AMERICAN NATIONAL BANK,
                                operating as, and successor in
                                interest by merger to,
                                DEPOSIT GUARANTY NATIONAL BANK,
                                Lender


                                By /s/Larry C. Ratzlaff
                                Larry C. Ratzlaff
                                Senior Vice President



                                THE FIRST NATIONAL BANK OF
                                CHICAGO,
                                Lender


                                By /s/Mark A. Isley
                                Mark A. Isley,
                                First Vice President



                                BANKERS TRUST COMPANY, Lender


                                By /s/Patricia Hogan
                                Patricia Hogan,
                                Principal


                                FIRST NATIONAL BANK OF COMMERCE,
                                Lender


                                By /s/Louis Ballero
                                Louis Ballero,
                                Senior Vice President


                                TRUSTMARK NATIONAL BANK,
                                Lender


                                By /s/Johnny Ray
                                Johnny Ray,
                                Vice President


                                IMPERIAL BANK,
                                Lender


                                By /s/Steven K. Johnson
                                Steven K. Johnson,
                                Senior Vice President


                                NORWEST BANK OF NEBRASKA, N.A.,
                                Lender


                                By /s/Michael V. Hinrichs
                                Michael V. Hinrichs,
                                Vice President


                                FORT WAYNE NATIONAL BANK


                                By /s/Mark A. Minnick
                                Mark A. Minnick,
                                Senior Vice President